                                 LOAN AGREEMENT
                (REVOLVING LINE OF CREDIT AND TERM LOAN FACILITY)

     Loan dated February 27, 2001 by and among FIRST MASSACHUSETTS BANK, N.A. (together with its successors and assigns, the "Bank" or "Lender"), having an address of 370 Main Street, Worcester, Massachusetts 01608 and MATEC CORPORATION having a principal place of business and chief executive office at 75 South Street, Hopkinton, Massachusetts, a Maryland corporation (sometimes referred to herein as "MATEC") and VALPEY FISHER CORPORATION a Massachusetts corporation having a principal place of business and chief executive office at 75 South Street, Hopkinton, Massachusetts (sometimes referred to herein as "Valpey").

                                    RECITALS:

     A. Valpey is a wholly owned subsidiary of MATEC.

     B. MATEC and Valpey rely on each other through intercompany borrowing and the exchange of information and services, and the effective continuance of the businesses of MATEC and Valpey is dependent on the continuance in business and the success of both.

     C. The Bank is relying, in part, on the accuracy of the facts contained in the foregoing recital section in making loans and financial accommodations to the Borrowers.

     D. MATEC and Valpey have requested that the Bank make a $1,250,000.00 Demand Revolving Line of Credit Loan and a $2,000,000.00 Term Loan to MATEC and Valpey.

     E. The Bank is willing to grant the requested Line of Credit Loan and Term Loan subject to the terms and conditions contained herein and other Loan Documents.

     Now, therefore, in order to induce the Bank to advance money or grant other financial accommodations on one or more occasions to one or more of the Borrowers (as defined below), each Borrower, jointly and severally represent, warrant, covenant to and agree with the Bank as follows:

     1. DEFINITIONS. For purposes of this Agreement, unless the context clearly requires otherwise, in addition to the terms defined in Sections 2, 3 and 8 hereof and elsewhere herein, the following terms shall have the meanings set forth below:

     AFFILIATE means any officer, director or shareholder of a Borrower and any other person or corporation which directly or indirectly controls, or is controlled by, or is under common control with a Borrower, and any spouse, child or other member of the immediate family of any such person.

     AGREEMENT or Loan Agreement means this Loan Agreement.

     BANK or LENDER means First Massachusetts Bank, N.A. and its successors and assigns and future holders of the Notes and other Obligations referred to herein.

     BORROWERS mean MATEC Corporation and Valpey Fisher Corporation collectively, MATEC Corporation and Valpey Fisher Corporation each being a "Borrower". All obligations, covenants and representations of MATEC Corporation and Valpey Fisher Corporation as Borrowers are joint and several.

     CONTROL shall be deemed to exist if any person, entity or corporation, or combination thereof shall have possession, directly or indirectly, of the power to direct the management or policies of a Borrower or any person, entity, or corporation deemed to be an Affiliate of a Borrower, and shall be deemed to include any holder of 10% or more of any stock or other interest in a Borrower or in any person, entity or corporation deemed to be an Affiliate of a Borrower, whether such holding is direct or indirect.

     DEFAULT means any event which with notice or lapse of time or both would become an Event of Default.

     DIVIDENDS means, for the applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends or distributions with respect to a Borrower's shares of stock or other ownership interest, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of a Borrower's stock, directly or indirectly through a Subsidiary of the Borrower or otherwise and includes return of capital by the Borrower or payments of income earned to its shareholders or other owners (including partners).

     ENVIRONMENTAL AUTHORITY, ENVIRONMENTAL REQUIREMENTS, HAZARDOUS MATERIALS and RELEASE are all defined in Section 6.18 hereof.

     EVENTS OF DEFAULT shall have the meaning given such term in Section 9 of this Agreement.

     LEGAL REQUIREMENTS means all applicable present and future statutes, laws, ordinances, rules and regulations of any governmental authority, all orders, writs, injunctions, decrees and determinations and all covenants which bind or affect a Borrower, any Subsidiary or any part of their respective assets. The term "Legal Requirements" includes, but is not limited to, Environmental Requirements.

     LINE OF CREDIT means Borrowers' Demand Revolving Line of Credit with the Bank referred to in Section 2 hereof.

     LINE NOTE means the $1,250,000.00 Demand Promissory Note of the Borrowers evidencing indebtedness for the Line of Credit as amended from time to time.


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     LOAN ACCOUNT means the accounting as to the Loan by the Bank pursuant to
Section 2.5 hereof.

     LOAN DOCUMENTS means the following documents collectively:

          (i)   this Agreement;

          (ii) each Promissory Note of either Borrower or both Borrowers to the Bank (collectively the "Notes") evidencing the indebtedness for the Loans or any other Obligation of any Borrower to the Bank including without limitation the Line Note and the Term Note;

          (iii) all other documents and instruments heretofore or hereafter executed in favor of the Bank by any Borrower, or by any other person relating to the Loans, pledge, security or subordination agreement and related Uniform Commercial Code financing statements;

          (iv) in each case, the term "Loan Documents" and any reference in this Agreement to any particular Loan Document shall mean and include all amendments, modifications, replacements, renewals or extensions of any and all such documents whenever executed.

     The Loan Documents in effect as of the date hereof include but are not limited to those identified on Schedule A hereto

     LOANS means:

          (i)   the Line of Credit evidenced by the Line Note;

          (ii)  the Term Loan evidenced by the Term Note;

          (iii) any other loans made by the Bank to MATEC or Valpey or both at any time.

     OBLIGATIONS means payment and performance of all liabilities and obligations now or hereafter owing from each Borrower and from both Borrowers to the Bank of whatever kind or nature, whether or not currently contemplated at the time of this Agreement, whether such obligations be direct or indirect, absolute or contingent or due or to become due (the "Obligations), including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, all indemnity and reimbursement obligations, all obligations of every Borrower, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Bank for the account of or guarantied by any Borrower and all obligations of any partnership or joint venture as to which any Borrower is or may become personally liable. The term "Obligations" shall include without limitation all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations).

     OPEN CREDITS means the aggregate face amount of all letters of credit or bankers acceptances for the account of any Borrower or guaranteed by any Borrower.

     PREMISES or PROPERTY means the real property located at 75 South Street, Hopkinton, Massachusetts and buildings and improvements now or hereafter thereon.

     PROJECTIONS means a Borrower's forecasted: (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, each on a periodic basis and with such other detail as the Bank may require and prepared in accordance with the same principles as used in preparing the financial statements of the Borrower under Section 6 hereof.

     RECAPTURE CLAIM has the meaning set forth in Section 11.9 hereof.

     REQUIRED PERMITS means all permits, licenses, approvals, consents and waivers necessary pursuant to any Legal Requirement to be obtained from or made by any governmental authority or any other person for the ownership by a Borrower or any Subsidiary of their respective assets or for the conduct of their respective businesses.

     SUBSIDIARY means any corporation, a majority of whose outstanding stock having ordinary voting powers for the election of directors, shall at any time be owned or controlled by a Borrower or one or more of its Subsidiaries.

     TERM LOAN means the Term Loan by the Bank to the Borrowers referred to in
Section 2 hereof.

     TERM NOTE means the Borrowers' Promissory Note evidencing indebtedness for the Term Loan.

     2. LOANS.

          2.1 LINE OF CREDIT.

               (a) Pursuant to this Agreement and the terms and condition of the Line Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow, repay and reborrow under the Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at any one time outstanding thereunder shall not exceed the face amount of the Line Note minus the amount of all Open Credits (i.e., the "Maximum Availability"); (ii) any privilege of the Borrowers to request advances or to borrow under the Line of Credit shall terminate upon the making of a Demand by the Bank under the Line Note, or at the Bank's option, upon the earlier occurrence of a Default or an Event of Default;

               (b) All advances under the Line of Credit shall be evidenced by the Line Note, shall bear interest as called for therein and all principal, interest and other amounts due thereunder shall be due and payable in full on Demand;

               (c) Borrower shall not request advances under the Line of Credit which would cause the Maximum Availability to be exceeded if the advance were made.

               (d) The making of any advances by the Bank to the Borrowers under the Line of Credit in excess of the Maximum Availability is for the Borrowers' benefit and does not in any way effect the unconditional obligation of the Borrowers to repay such advances under the terms of the Line Note and the other applicable Loan Documents. Without limiting any other rights available to the Bank under the Loan Documents, the Borrowers agrees to pay to the Bank upon DEMAND (whether or not an Event of Default exists) the principal balance of the Line of Credit outstanding in excess of the Maximum Availability together with all accrued and unpaid interest owing on said excess amounts.

          2.2 TERM LOAN.

               (a) Pursuant to this Agreement and upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Bank shall make the Term Loan up to a maximum principal amount of $2,000,000.00 to the Borrowers, said Term Loan to be evidenced by and repaid in accordance with the Term Note.

               (b) Amounts advanced under the Term Loan shall be evidenced by the Term Note, shall bear interest as called for therein and shall be repaid in accordance with the provisions of the Term Note.

               (c) Two advances may be requested by the Borrowers under the Term Loan, one to be made on or about the date of this Agreement and a second to be made within ninety (90) days of the date of this Agreement.

               (d) The aggregate amount of advances made under the Term Loan shall not exceed the face amount of the Term Note.

               (e) Term Note Advances which are repaid may not be reborrowed.

          2.3 REQUEST FOR ADVANCES. All advances under the Line of Credit or the Term Loan maybe requested orally or in writing by any one Borrower. All oral requests shall be confirmed in writing at the request of the Bank. The following persons are currently authorized to request advances under the Line of Credit and the Term Note until the Bank receives from the Borrower written notification of revocation of his or her authority: Ted S. Valpey, Jr. and Michael Kroll, each acting singly. The Bank is authorized to make advances based upon requests which it believes in good faith have been made by any of the authorized individuals. Notwithstanding anything to the contrary herein, each Borrower agrees to be liable for sums either (i) advanced in accordance with the provisions of this paragraph; or (ii) credited to any of the Borrowers' accounts with the Bank; or (iii) made payable to either of the Borrowers.

          2.4 AUTOMATIC DEBIT PAYMENT OF LOAN AMOUNTS. The Bank is authorized (but not required) to charge principal and interest and all other amounts due hereunder and with respect to any Loan to any account of any Borrower with the Bank (including without limitation, the Loan Account by means of an advance under the Line of Credit) when and any such amounts become due.

          2.5 LOAN ACCOUNT.

               (a) The Bank shall maintain an accounting (the "Loan Account") on its books to record: (a) all Loans; (b) all payments made by the Borrowers; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with the Bank's customary accounting practices as in effect from time to time.

               (b) The balance in the Loan Account, as set forth on the Bank's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to the Bank by any Borrower absent manifest error, PROVIDED, however, that any failure to so record or any error in so recording shall not affect the payment of the Obligations. Any periodic statement prepared by the Bank setting forth the principal balance of the Loan Account and the calculation of interest due thereon shall be subject to subsequent adjustment by the Bank but shall, absent manifest error, be presumed final, conclusive and binding upon the Borrowers, and shall constitute an account stated unless within thirty (30) days after receipt of such statement, the Borrowers shall deliver to the Bank its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to the Bank as set forth above, the Bank's statement of the Loan Account shall be presumptive evidence against the Borrowers of the amount of the Obligations and the burden of proof to show errors or omissions shall be on the Borrowers, absent manifest error.

          2.6 CHARGES AND EXPENSES. Whether or not advances are made under the Loan, the Borrowers agree to pay upon demand all reasonable expenses, fees and charges incurred by the Bank with respect to all such transactions including without limitation, legal fees, consultant and inspection fees, appraisal and environmental report fees, title costs, recordings and any such customary expenses as are normally and reasonably incurred and connection with the Loans.

          2.7 LETTERS OF CREDIT. The Bank may from time to time, in its sole discretion, issue Letters of Credit at the request and for the account of any Borrower. Each Borrower hereby authorizes the Bank, without further request from any Borrower, to cause any Borrower's liability to the Bank for reimbursement of funds drawn under any such Letter of Credit to be repaid from the proceeds of an advance under the Line of Credit to be made hereunder. The Borrowers hereby irrevocably request that such advances be made.

     3. GRANT OF SECURITY INTEREST; OBLIGATIONS SECURED. [Intentionally Omitted]

     4. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby jointly and severally represents and warrants to the Bank (which representations and warranties will survive the delivery of this Agreement and the making of any advances of any Loan and shall be deemed to be continuing until all Loans are fully and indefeasibly paid and this Agreement is terminated) that:

          4.1 RELATIONSHIP AMONG BORROWERS; EXISTENCE AND POWER. (a) (i) the respective businesses of the Borrowers are mutually interdependent; (ii) the financial success of each Borrower will directly and substantially benefit the other Borrower and the consummation of the transactions contemplated under this Loan Agreement will be to the mutual benefit of all Borrowers; and (iii) the respective Boards of Directors and Stockholders, as applicable, of each of the Borrowers have determined that the execution, delivery and performance of this Agreement, the Guaranties and the other Loan Documents are necessary and convenient to the conduct, promotion and attainment of the respective businesses of each Borrower; (b) Each Borrower and each Subsidiary is and will continue to be, duly organized and validly existing; and in good standing under the laws of their respective states of organization; (c) each Borrower and each Subsidiary, if any, are qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary; (d) each Borrower has the power to execute and deliver this Agreement and each other Loan Document executed by it and to borrow hereunder; and (e) each Borrower and each Subsidiary, if any, have all Required Permits without unusual restrictions or limitations, to own, operate and lease their respective properties and to conduct the business in which they are presently engaged, all of which are in full force and effect.

          4.2 AUTHORITY. The making and performance by each Borrower of this Agreement and the Loan Documents have been authorized by all necessary action. The execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of or compliance with the terms and provisions hereof and thereof, (a) are within its powers, (b) will not violate any provision of law or, if not a natural person, of its organizational documents or By-Laws or (c) will not result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrowers pursuant to any indenture or bank loan or credit agreement (other than pursuant to this Agreement and the other Loan Documents) or other agreement or instrument to which a Borrower is a party. No approval, authorization, consent or other order or registration or filing with any governmental body is required in connection with the making and performance of this Agreement.

          4.3 FINANCIAL CONDITION.

               (a) The financial statement(s) described in Schedule A hereto under the heading "Description of Financial Statements", heretofore delivered to the Bank, were prepared in conformity with GAAP and are correct and complete and fairly present the financial condition and the results of operations of each Borrower and each Subsidiary, if any, as applicable, for the periods and as of the dates thereof. No Borrower nor any Subsidiary has any direct or contingent liabilities not disclosed in such statements or in Schedule A hereto under the heading "Liabilities Not Disclosed in Financial Statements". Since the date of the latest financial statement delivered to the Bank, there has been no material adverse change (as determined solely by the Bank) in the assets, liabilities, financial condition or business of any Borrower or any Subsidiary since the date of such financial statements, and, if a Borrower is a corporation, except as disclosed to the Bank in writing, no Dividends have been declared or made to shareholders, nor have any shares of Borrower's stock of any class been purchased or acquired in any manner.

               (b) Any Projections of the Borrowers heretofore and hereafter delivered to the Bank have been and will be, as the case may be, (i) prepared by the Borrower based upon the financial statements of the Borrowers delivered to the Bank under this Agreement and (ii) the good faith estimates of the Borrowers and its senior management concerning the most probable course of the Borrowers' business and financial condition.

          4.4 INFORMATION COMPLETE. Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by each Borrower pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading.

          4.5 STATUTORY COMPLIANCE. Each Borrower and each Subsidiary, if any, are in all material respects compliance with all Legal Requirements applicable to it, its property or the conduct of their respective businesses, including, without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment. Without limiting the generality of the foregoing all of the Borrower's Inventory has been and will be in all material respects produced in accordance with the Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder.

          4.6 LITIGATION. No proceedings by or before any private, public or governmental body, agency or authority and no litigation is pending, or, so far as is known to the Borrowers or, if a corporation or partnership, any of its officers or partners, threatened against any Borrower or any Subsidiary except such as are disclosed in Schedule A hereto under the heading "Litigation, Pending or Threatened".

          4.7 SHAREHOLDERS, PARTNERS, OFFICERS, SUBSIDIARIES, AFFILIATES. The name, address and title of each director and officer of each Borrower are set forth on Schedule A hereto under Section E thereof. The Borrowers have no Subsidiaries or Affiliates other than those shown on Schedule A attached hereto under Section E thereof.

          4.8 EVENTS OF DEFAULT. No Event of Default has occurred and no event has occurred or is continuing which, pursuant to the provisions of Section 9, with the lapse of time and/or the giving of a notice specified therein, would constitute such an Event of Default.

          4.9 USE OF LOAN PROCEEDS. Each Borrower shall use the proceeds of each advance of each Loan for general commercial purposes, provided that no part of such proceeds will be used, in whole or in part, for the purpose of (a) acquiring all or substantially all of the assets or stock of any person, firm or corporation or (b) purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. In particular, advances of the Loans shall be used as provided in Schedule A hereto under the heading "Use of Loan Proceeds".

          4.10 VALIDITY. This Agreement and all other Loan Documents, upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of each Borrower as applicable or the person executing the same, as the case may be, in accordance with the terms of each.

          4.11 TITLE TO PROPERTY. Each Borrower and each Subsidiary, if any, have good and marketable title to their respective properties and assets subject to no mortgage, pledge, lien, security interest, encumbrance or other charge which is not either (a) set forth in Schedule A hereto under the heading "Encumbrances Not Otherwise Disclosed" or (b) permitted under
     Section 7.1 hereof.

          4.12 TAXES. Each Borrower and each Subsidiary, if any, have filed all tax returns and reports required to be filed by it with all federal, state or local authorities and have paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports.

          4.13 BUSINESS NAME AND LOCATIONS. Each Borrower and Subsidiaries, if any, conduct their respective businesses solely in their own names without the use of a trade name or the intervention of or through any other entity of any kind, other than as disclosed on Schedule A under the heading "Subsidiaries, Affiliates and Trade Names". All books and records relating to the assets of each Borrower and each Subsidiary are located at the chief executive office and its other places and locations, where its assets are located, all of which are set forth on Schedule A hereto under the heading "Places of Business".

          4.14 NOTICES OF ENVIRONMENTAL PROBLEMS. The Borrowers the Subsidiaries, if any, and any tenants have not given nor have they received, any notice that: (a) there has been a Release, or there is a threat of Release, of any Hazardous Materials on or from any real property owned or operated by any Borrower or any Subsidiary; (b) the Borrower, any Subsidiary or any tenants may be or is liable for the costs of cleaning up or responding to a Release of any Hazardous Materials; or (c) the Premises or any of such real property is subject to a lien for any liability arising from costs incurred in response to a Release of Hazardous Materials.

          4.15 EMPLOYEE BENEFIT PLANS. Each Borrower each of the Subsidiaries and each Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the Internal Revenue Code, and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans, as defined in ERISA. No liability has been incurred by any Borrower, any Subsidiaries or any Affiliate with respect to any unfunded liability, or for any taxes or penalties with respect to any such Employee Benefit Plan. The term "ERISA" means the Employee Retirement Income Security Act of

     1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          4.16 PATENTS AND TRADEMARKS. The Borrowers and its Subsidiaries, if any, use no trademarks, inventions or processes which are subject to any existing trademark registrations, patents or trademark patent applications except as disclosed on Schedule A under the heading "Patents and Trademarks".

     5. CONDITIONS PRECEDENT.

          5.1 INITIAL ADVANCE. The initial advance under the Line of Credit and the initial advance under the Term Loan shall be subject to the following conditions precedent (unless waived by the Bank in its sole discretion):

               (a) APPROVAL OF BANK COUNSEL. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

               (b) PROOF OF ACTION. The Bank shall have received such documents evidencing each Borrower's power to execute and deliver this Agreement and the other Loan Documents and the Bank shall have received evidence of compliance with all conditions set forth in the Bank's Commitment Letter to the Borrowers dated January 4, 2001 in a timely fashion, all satisfactory to the Bank and its counsel.

               (c) THE NOTE AND LOAN DOCUMENTS. The Borrowers shall have delivered to the Bank the Notes, this Agreement, the other Loan Documents and such other documents as the Bank may request in form and substance satisfactory to the Bank.

               (d) OPINION OF COUNSEL. [Intentionally Omitted]

               (e) NO EVENT OF DEFAULT. No Event of Default has occurred, and no Default shall have occurred, and the Maximum Availability shall not be exceeded at the time of the advance request or the making of the Advance.

               (f) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change (as determined solely by the Bank) in the assets, liabilities, financial condition or business of the Borrowers since the date of any financial statements delivered to the Bank before or after the date of this Agreement.

               (g) TITLE TO ASSETS. The Bank shall have received evidence satisfactory to it that each of the Borrowers hold good clear record and marketable title to all of their respective properties and assets subject to no liens, restrictions or other encumbrances except for those liens for which arrangements satisfactory to the Bank for the obtaining of discharges have been made.

               (h) OTHER CONDITIONS. There shall be compliance with all other conditions and provisions contained in this Agreement, the Line Note, the Term Note and the other Loan Documents as applicable pertaining to advances.

          5.2 SUBSEQUENT ADVANCES. Every subsequent advance under the Line of Credit and the Term Loan shall be subject to the continued satisfaction of the conditions set forth in Sections 5.1 (a) through (h) inclusive above through the date of the applicable advances and to the following additional conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 hereof and in each other Loan Document shall be true and correct. Any request for a borrowing shall be deemed a certification by the Borrower as to the truth and accuracy of the representations and warranties contained in Section 4 hereof and in each other Loan Document as of the date of such request.

               (b) ADVANCE TERMINATION DATES. With respect to the Line of Credit, no Demand for payment has been made. With respect to the Term Loan, ninety (90) days have not elapsed since the date of the Term Note.

          5.3 WAIVER OF CONDITIONS. The conditions precedent to advances set forth herein and in each other Loan Document are for the sole benefit and protection of the Bank. Without at any time waiving any of the Bank's rights under this Loan Agreement or any other Loan Document, the Bank shall always have the right to make an advance hereunder without satisfaction of each and every, or any, condition to an advance under this Loan Agreement or the other Loan Documents. The making of an advance by the Bank hereunder despite the failure of any or all such conditions shall not be deemed a waiver by the Bank of any such condition or a commitment by the Bank to waive any such condition at any future time or for any future advance.

     6. AFFIRMATIVE COVENANTS. Each Borrower jointly and severally covenants and agrees that from the date hereof until indefeasible payment in full of all Loans and the performance of all Borrowers' Obligations hereunder and under all other Loan Documents is indefeasibly complete and the termination of this Agreement, unless the Bank otherwise consents in writing, the Borrowers shall comply with all of the following:

          6.1 PERFORMANCE. The Borrowers shall comply with all terms and conditions of this Agreement and the other Loan Documents and pay all debts of the Borrowers and each Subsidiary before the same shall become delinquent.

          6.2 FINANCIAL STATEMENTS; NOTICE OF DEFAULT. The Borrowers shall deliver to the Bank: (a) within ninety (90) days after the close of each fiscal year of the Borrowers, audited financial statements including, a balance sheet as of the close of such year and statements of income, expense and retained earnings and cash flows for the year then ended, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and containing an opinion unqualified as to scope of a firm of independent certified public accountants selected by the Borrower and acceptable to the Bank (together with any and all Management Letters); (b) simultaneously with the delivery of the financial statements required in (a) above a Certificate of Compliance certifying that, as at the end of the applicable period, the Borrower is in full compliance with all affirmative, negative and financial covenants set forth in this Agreement and in each other Loan Document and certified by the president or chief financial officer of the Borrower, as accurate, true and complete; (c) the other financial reports, if any, identified on Schedule A hereto under the heading "Other Financial Reports" and promptly upon the Bank's written request, such other information about the financial condition, business and operations of the Borrower as the Bank may from time to time, reasonably request; and (d) promptly upon becoming aware of any Event of Default (as herein defined), or any event which with the giving of notice or the passage of time would constitute an Event of Default, notice thereof, in writing.

          6.3 INSURANCE. Each Borrower, each Subsidiary shall (a) keep its properties insured against fire and other hazards (so called "All Risk" coverage) in amounts and with companies satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the full insurable value of all real and personal property at any time owned by either or both Borrowers, (b) maintain public liability coverage against claims for personal injuries or death with such coverages in such amounts and with such companies as are reasonably satisfactory to the Bank, (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law and (d) maintain such other insurance coverages (e.g. product liability coverages) which the Bank may require in amounts and with companies satisfactory to the Bank. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written notice to the Bank of cancellation or modification. The Borrowers agree to deliver copies of all of the aforesaid insurance policies to the Bank. In the event of any loss or damage to any of its assets, including any collateral securing any Loan, the Borrowers shall give immediate written notice to the Bank and to the applicable Borrower's insurers of such loss or damage and shall promptly file proofs of loss with said insurers.

          6.4 COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND OTHER LIENS. Each Borrower shall comply with all Legal Requirements, including without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment.

          6.5 CHIEF EXECUTIVE OFFICE AND PLACES OF BUSINESS. Each Borrower shall maintain its chief executive office, principal places of business and locations of assets at the locations set forth in Schedule A to this Agreement. Borrowers shall give the Bank prior written notice of intended changes in any of such addresses. All business records of each Borrower including those pertaining to all accounts and contract rights, shall be kept at the said chief executive office of the Borrowers or unless prior written consent of Bank is obtained to a change of location.

          6.6 INSPECTION. The Borrowers shall allow the Bank by or through any of its officers, agents, attorneys, or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any other Loan Document is being performed and for the purpose of examining the assets of each Borrower and each Subsidiary and the records relating thereto, to enter the offices, , and plants of each Borrower and each Subsidiary to examine or inspect any of the properties, books and records or extracts therefrom and to make copies thereof and to discuss the affairs, finances and accounts thereof with each Borrower and each Subsidiary and their accountants, all at such times and as often as the Bank may request. All costs incurred by the Bank related to said inspections, examinations and audits shall be paid by the Borrowers upon demand.

          6.7 LITIGATION. The Borrowers shall promptly advise the Bank of: (a) the commencement of or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which might have an adverse effect upon the assets, liabilities, financial condition or business of any Borrower or any Subsidiary, or where the amount involved is $25,000 or more and (b) any enforcement or compliance action, instituted or threatened, or claim made or threatened by any federal, state or local authority relating to the employment of labor or employee benefits, or any public health or safety matters.

          6.8 NOTICES OF ENVIRONMENTAL AND LABOR ACTIONS AND CLAIMS. The Borrowers shall promptly notify the Bank in writing of (a) any enforcement, clean-up, removal or other action instituted or threatened against any Borrower, any Subsidiary by any federal, state, county or municipal authority or agency pursuant to any public health, safety or environmental laws, rules, ordinances and regulations, (b) any and all claims made or threatened by any third party against any Borrower, any Subsidiary, or any real property owned or operated by any of them relating to the existence of, or damage, loss or injury from any toxic substances, oil or hazardous wastes or any other conditions constituting actual or potential violations of such laws, rules, ordinances or regulations and (c) any enforcement or compliance action, instituted or threatened or claim made or threatened by any federal or state authority relating to the employment of labor or employee benefits.

          6.9 MAINTENANCE OF EXISTENCE. Each Borrower shall continue to conduct its business as presently conducted, maintain its existence and maintain its properties in good repair, working order and operating condition. The Borrowers shall immediately notify the Bank of any event causing material loss or unusual depreciation in the value of the business assets of any Borrower or any Subsidiary and the amount of same.

          6.10 GOVERNMENT ACCOUNTS. [Intentionally Omitted]

          6.11 CERTIFICATED EQUIPMENT. [Intentionally Omitted]

          6.12 FIXTURE WAIVERS. [Intentionally Omitted]

          6.13 LOSS; RETURNS AND DISPUTES. [Intentionally Omitted]

          6.14 COLLATERAL LISTINGS; ADDITIONAL COLLATERAL. [Intentionally
     Omitted]

          6.15 ASSET PRESERVATION. At its option, but without obligation to do so, the Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any property or assets of either or both Borrowers (the "Borrowers' Assets"); may place and pay for insurance on the Borrowers' Assets; may order and pay for the repair, maintenance and preservation of the Borrowers' Assets; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to evidence the negative pledge granted to the Bank by the Borrowers herein. The Borrowers agree to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations hereby secured and shall bear interest at the highest rate payable on the Obligations of any Borrower to the Bank.

          6.16 BANK ACCOUNTS. Each Borrower shall maintain its primary deposit relationship with the Bank. The Bank is hereby authorized but not obligated to charge any Borrower's accounts with the Bank to pay any Borrower's Obligations.

          6.17 MAINTENANCE OF LOANS. The Borrowers shall maintain and continue to maintain with the Bank (through renewals, extensions, refinancings or other similar means) all Loans and other credit facilities that may now or hereafter be owing by any Borrower to the Bank, including all lines of credit and term facilities. The Borrowers acknowledge and agree that the Bank's willingness to make the Loans hereunder is conditioned upon the maintenance and continued maintenance of such Loans and other credit facilities with the Bank and that the Bank has relied upon this covenant in making the Loan.

          6.18 ENVIRONMENTAL MATTERS.

               (a) DEFINITIONS: For purposes hereof the following terms shall have the meanings set forth below:

               ENVIRONMENTAL AUTHORITY means the Massachusetts Department of Environmental Protection (the "DEP") and any other environmental authority with the power to interpret, regulate or enforce any Environmental Requirements.

               ENVIRONMENTAL REQUIREMENTS means M.G.L. c. 21E, the Massachusetts Contingency Plan ("MCP"), 310 C.M.R. 40.000 ET SEQ. and any other federal, state or local statute, rule, regulation, ordinance, administrative order or court order, whether presently in existence or hereafter enacted or adopted relating to Hazardous Materials including any such that may result from any private third party claim. All references or citations herein to any specific statute, rule, regulation or other Environmental Requirement, shall be construed to mean and include any successor or related provisions to the provision so referred to or cited.

               HAZARDOUS MATERIAL means (i) "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. '9601 ET SEQ.; (ii) "hazardous wastes", as defined by the Resource Conservation and Recovery Act, 42 U.S.C. '9202 ET SEQ.;
          (iii) any oil, petroleum product, hazardous, or toxic, pollutant or contaminant within the meaning of any other applicable federal, state or local law, regulation ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards or conduct concerning any hazardous or toxic waste, substance or material, all as amended to date or hereafter amended including, but not limited to, the provisions of Massachusetts General Laws ("M.G.L.") Chapters ("c.") 21C and 21E.

               (b) NOTICE OF ENVIRONMENTAL CLAIMS. Each Borrower shall immediately notify the Bank in writing of: (a) any enforcement, clean-up, removal or other action instituted or threatened against any Borrower, any

          Subsidiary by any Environmental Authority pursuant to any Environmental Requirement; (b) any and all claims made or threatened by any third party against any Borrower, any Subsidiary or any real property owned or operated by any of them relating to the existence of, or damage, loss or injury from any Hazardous Materials or any other conditions constituting actual or potential violations of any Environmental Requirements.

               (c) ENVIRONMENTAL REPORTS. Should the Bank in good faith have reasonable grounds to suspect the existence of a Release (as hereafter defined) or a threatened Release, the Borrowers shall deliver to the Bank at the Bank's request from time to time, a written report of a site assessment and environmental audit in scope, form and substance satisfactory to the Bank, prepared by an independent, competent and qualified engineer selected by the Bank, in the Bank's sole discretion, showing that the engineer made all appropriate inquiry consistent with good commercial and customary practice and that in the course of such inquiry, no evidence or indication came to light which would suggest there was any release, spilling, leaking, migrating, discharging, escaping, leaching, dumping or disposing (a "Release") into the environment of any Hazardous Materials (actual or threatened) which causes any of Borrower's property, including the Property, not to be in compliance with any Environmental Requirement and that such real property, including the Property, complies with and does not deviate from, all such Environmental Requirements, including any licenses, permits or certificates required thereunder. The Borrowers shall pay the costs of such reports upon the Bank's demand.

               (d) RESPONSE ACTIONS. The Borrowers shall take all appropriate response actions, including any removal and remedial actions, in the event of a Release of any Hazardous Materials in, on, under or about any of its property, including the Property, so as to keep them free from, and unaffected by Hazardous Materials.

               (e) ENVIRONMENTAL EXPENSES. In the event that any Borrower fails in the Bank's sole discretion, to satisfactorily perform its obligations under subsection (d) above, the Bank, at its option and in its sole discretion may, but shall not be obligated to, cure any failure to take appropriate response actions. Any partial undertaking by the Bank to cure such failure shall not obligate the Bank to complete the actions taken or to expend further sums to cure such noncompliance. Any amounts paid or costs incurred by the Bank as a result of the above shall be a cost incurred for the protection of the Property and shall be immediately due and payable and, until paid, shall be added to and become a part of the amounts secured by the Mortgage and all other Loan Documents securing the Loans.

          6.19 INDEMNITY BY BORROWER.

               (a) Each Borrower hereby agrees to defend, indemnify and hold harmless the Bank, any participant, successor or assign of the Bank and their respective directors, officers, agents and employees (collectively the "indemnitees") from and against:

                    (i) any and all claims, demands, actions, causes of action, investigations or proceedings (sometimes a "Claim") (whether brought by a private party or by any federal, state or local governmental agency, including any Environmental Authority), that are asserted against any indemnitee by any person if the Claim, directly or indirectly:

                         (A) relates to a claim, demand, action or cause of
                    action that any such person has or asserts against any Borrower, any Borrowers' Assets, or any of them;

                         (B) arises from or in connection with (I) any breach or
                    default, actual or alleged, of the representations, warranties, covenants, conditions or agreements of any Borrower contained in this Agreement or any of the other Loan Documents or (II) any bankruptcy or insolvency of any Borrower or any Recapture Claim; or

                         (C) relates to any suspected or actual violation of any
                    Legal Requirement with respect to any real property, including the Property, and the improvements thereon, owned or operated by any Borrower and/or business conducted thereon or relates to any claim for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage (including all foreseeable and unforeseeable consequential damage) or any diminution in value of any real property, including the Property, and the improvements thereon, resulting from or relating, directly or indirectly, to (I) the Release, threatened Release, existence or removal of any Hazardous Materials (including without limitation lead paint) on, into, from, through or under any real property, including the Property, owned or operated by any Borrower (whether or not such Release was caused by any Borrower, any Borrower Affiliate, a tenant, subtenant, prior owner or tenant or any other person and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of Hazardous Materials or the mere presence of such Hazardous Materials) or (II) the breach or alleged breach of any such Legal Requirement; and

                    (ii) any and all liabilities, losses, costs or expenses
               including court costs and attorneys' fees (whether in-house or outside counsel) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section.

               (b) ANY OBLIGATION OR LIABILITY OF ANY BORROWER TO ANY INDEMNITEE AS PROVIDED IN THIS SECTION SHALL BE SECURED HEREBY AND BY THE OTHER LOAN DOCUMENTS, SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS, THE TERMINATION OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, THE DISCHARGE OR FORECLOSURE OF ANY LIEN THEREUNDER OR THE CONVEYANCE IN LIEU OF FORECLOSURE THEREUNDER. The Bank, at its option, shall be entitled to enforce the provisions hereof for the benefit of all indemnitees, which shall be entitled to independent counsel. The rights of the Bank and the other indemnitees hereunder shall be independent of any other indemnity right of any such person.

     7. NEGATIVE COVENANTS. Each Borrower, jointly and severally covenants and agrees as follows until payment is made in full of all Loans, the performance of all Borrowers' obligations hereunder and under all other Loan Documents is complete and the termination of this Agreement, UNLESS THE BANK OTHERWISE CONSENTS IN WRITING:

          7.1 ENCUMBRANCES. No Borrower, nor any Subsidiary shall incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against any of its accounts receivable, inventory, machinery or equipment, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances, oil or hazardous wastes), except: (a) pledges or deposits in connection with or to secure worker's compensation and unemployment insurance; (b) tax liens which are being contested in good faith and in compliance with Section 6.4 hereof; and (c) liens, if any, permitted by the terms of Schedule A hereto under the heading "Other Permitted Liens".

          7.2 LIMITATION ON INDEBTEDNESS. No Borrower nor any Subsidiary shall create or incur any Indebtedness for borrowed money (excluding trade payables to trade creditors incurred in the ordinary course of business) become liable, either actually or contingently, in respect of letters of credit or banker's acceptances or issue or sell any obligations of any Borrower or any Subsidiary, other than (a) the Loans hereunder and all other Indebtedness of the Borrowers or any Subsidiary to the Bank; (b) Subordinated Debt incurred with the prior written consent of the Bank; and (c) Indebtedness, if any, permitted by the terms of Schedule A hereto under the heading "Other Permitted Indebtedness".

          7.3 DISPOSITION OF ASSETS. No Borrower nor any Subsidiary shall sell, lease, pledge, transfer or otherwise dispose of all or any of its assets (other than the disposition of inventory or obsolete or no longer useful equipment in the ordinary course of its business as presently conducted or the sale of assets for fair market value not exceeding $100,000 in any fiscal year), whether now owned or hereafter acquired except for liens or encumbrances required or permitted hereby or by any other Loan Document.

          7.4 CONTINGENT LIABILITIES. No Borrower nor any Subsidiary shall assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          7.5 CONSOLIDATION OR MERGER. No Borrower nor any Subsidiary shall merge or consolidate with or into any corporation or other entity; and, for the purposes of this Section 7.5, the acquisition by any Borrower or any Subsidiary of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any corporation or entity shall be deemed to be a consolidation of such corporation with such Borrower.

          7.6 LOANS, ADVANCES, INVESTMENTS. From and after the date hereof, no Borrower nor any Subsidiary shall purchase or otherwise acquire any shares of stock or obligations of, or make loans or advances to, or investments in entities other than investments in direct obligations of the United States or certificates of deposit (or similar investment vehicles). .

          7.7 ACQUISITION OF STOCK OF BORROWER. No Borrower nor any Subsidiary shall purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the capital stock of any Borrower or other legal or beneficial interest of any Borrower, whether now or hereafter outstanding if the consideration for any such purchase, acquisition, redemption, retirement or commitment exceeds $100,000.00 in any fiscal year.

          7.8 DIVIDENDS. No Borrower nor any Subsidiary shall declare, pay, authorize or make any Dividend or other Distribution of said Dividend or Distribution will cause a Default or Event of Default to occur, or would have caused a Default or an Event of Default to occur if the Dividend or Distribution has been made at the end of the most recently ended fiscal quarter.

          7.9 TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES; SUBORDINATED DEBT. No Borrower nor any Subsidiary shall:

               (a) Enter into, or be a party to, any transaction with any Subsidiary or Affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of stock) except in the ordinary course of business pursuant to the reasonable requirements of the Borrowers and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arm's-length transaction with a person other than a Subsidiary or an Affiliate.

               (b) Make any payment in breach of, or breach any other obligation under any Subordination Agreement.

          7.10 CHANGE OF NAME OR LOCATION. No Borrower nor any Subsidiary shall change its name or conduct its business under any trade name or style other than as hereinabove set forth or change its chief executive office, or the present locations of its assets or records relating thereto from those addresses set forth on Schedule A hereto.

          7.11 SUBSIDIARIES, AFFILIATES. No Borrower nor any Subsidiary shall acquire, form or dispose of any Subsidiary or Affiliate or acquire all or substantially all or any material portion of the stock or assets of any other person, firm or corporation except for acquisitions not costing more than $500,000.00 in the aggregate in any fiscal year.

          7.12 CHANGES TO FISCAL YEAR. No Borrower nor any Subsidiary shall make or consent to any change in its fiscal year.

          7.13 USE OF PROPERTY. No Borrower nor any Subsidiary shall allow any business or activity to be conducted on real property owned or occupied by any Borrower or any Subsidiary that uses, manufactures, treats, stores or disposes of any Hazardous Materials which are prohibited or regulated pursuant to any Legal Requirement except in full compliance therewith and with all Required Permits, or which are contrary to the provisions of any insurance policy.

     8. FINANCIAL COVENANTS. Each Borrower covenants and agrees as follows until indefeasible payment is made in full of all Loans, the performance of Borrower's obligations hereunder and under all other Loan Documents is indefeasibly complete and the termination of this Agreement, unless the Bank otherwise consents in writing:

          8.1 DEFINITIONS. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following meanings:

          CAPITAL ASSETS means assets that in accordance with GAAP are required or permitted to be depreciated on Borrower's balance sheet.

          CASH FLOW COVERAGE RATIO means, during the applicable period, the ratio of (A) an amount equal to (i) Net Income plus (ii) the sum of Depreciation and Interest Expenses minus (iii) the sum of Unfinanced Capital Expenditures and Dividends to (B) the sum of CMLTD plus Interest Expense.

          CURRENT MATURITY OF LONG-TERM DEBT ("CMLTD") means the current maturity of long term Indebtedness paid during the applicable period, including, but not limited to, amounts required to be paid during such period under Capital Leases.

          GAAP means generally accepted accounting principles in the United States of America, as from time to time in effect; provided, however, that for purposes of compliance with this Section 8 and the related definitions, GAAP means such principles as in effect on the date of the preparation and delivery of the financial statements described in Section 6 of this Agreement and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by the Bank.

          INDEBTEDNESS means all obligations that in accordance with GAAP should be classified upon a Borrower's balance sheet as liabilities or to which reference should be made by footnotes thereto.

          INTANGIBLE ASSETS means: (i) assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, tradenames and copyrights; (ii) any amounts shown on a balance sheet attributable to any shares of capital stock of any Borrower, or any minority interests in any corporation and (iii) any Indebtedness due to any Borrower from any Affiliate or any other Borrower.

          INTEREST means for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness, determined in accordance with GAAP.

          TANGIBLE NET WORTH means Total Assets minus the sum of (i) Intangible Assets and (ii) Total Liabilities.

          TOTAL ASSETS means total assets determined in accordance with GAAP.

          TOTAL CURRENT ASSETS means total current assets determined in accordance with GAAP.

          TOTAL CURRENT LIABILITIES means total current Indebtedness determined in accordance with GAAP.

          TOTAL LIABILITIES means total Indebtedness determined in accordance with GAAP.

          8.2 ACCOUNTING TERMS. Unless otherwise defined or specified in this
     Section 8, all accounting terms shall be construed and all accounting determinations shall be made in accordance with GAAP.

          8.3 CALCULATION OF FINANCIAL COVENANTS. The calculation of the financial covenants set forth below shall be measured against the Borrowers' financial statements required to be delivered to the Bank pursuant to Section 6 of this Agreement and, unless otherwise specified by the Bank in writing, on an consolidated basis.

          8.4 CASH FLOW COVERAGE RATIO. The Borrowers covenant that Borrowers' Cash Flow Coverage Ratio shall never be less than 1.2 to 1.0, tested annually as of the end of each fiscal year of MATEC.

          8.5 MINIMUM TANGIBLE NET WORTH. The Borrowers covenant that the Tangible Net Worth of MATEC shall not be less than $12,000,000 as of the end of any fiscal year of MATEC.

          8.6 OTHER. The Borrowers shall comply with the other financial covenants, if any, set forth on Schedule A hereto under the heading "Other Financial Covenants".

     9. EVENTS OF DEFAULT; REMEDIES.

          9.1 The occurrence of any of the following events, for any reason whatsoever, shall constitute an "Event of Default" hereunder:

               (a) (i) Failure to make due payment of principal or interest on any Loan or (ii) failure by any Borrower, any Subsidiary to make due payment of any other liability or obligation owing by any Borrower, any Subsidiary to the Bank, now existing or hereafter incurred, whether direct, indirect or contingent (herein, "Other Bank Debt"); or

               (b) (1) Failure by any Borrower, any Subsidiary to observe or perform any covenant contained in (i) this Agreement, or any other Loan Document or (ii) any document or instrument evidencing, securing or otherwise relating to any Other Bank Debt (collectively, "Other Bank Debt Documents"); or (2) any other event of default shall occur under any other Loan Document or any Other Bank Debt Document; or

               (c) Any representation or warranty made by any Borrower to the Bank or any statement, certificate or other data furnished by any of them in connection herewith or with any other Loan Document proves at any time to be incorrect in any material respect; or

               (d) A judgment or judgments for the payment of money shall be rendered against any Borrower which shall remain unsatisfied and in effect for a period of thirty (30) days without a stay of execution; or

               (e) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any Borrower's property; or

               (f) Any Borrower shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or
          (iv) take any action for the purpose of effecting any of the foregoing; or

               (g) An order, judgment or decree shall be entered, or a case shall be commenced, against any Borrower without the application, approval or consent of any Borrower by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of any Borrower or appointing a receiver, trustee, conservator or liquidator of any Borrower or of all or a substantial part of its assets and any Borrower by any act, indicates its approval thereof, consent thereto, or acquiescence therein, or, in any event, such order, judgment, decree or case shall continue unstayed, or undismissed and in effect for any period of thirty (30) consecutive days; or

               (h) Any Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to exist legally, or if a corporation or partnership (general or limited), merge or consolidate with, or be merged or consolidated with or into any other entity; or

               (i) Failure by any Borrower to pay or perform any other Indebtedness or obligation whether contingent or otherwise, whether owed to the Bank or to any other party or if any such other Indebtedness or obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness or obligation except that a failure under this Section (i) shall not be an Event of Default if the applicable Indebtedness or obligation is not owed to the Bank, is being disputed in good faith by the Borrower and if the Borrower has set aside reserves in amounts reasonably satisfactory to the Bank to cover the disputed Indebtedness or obligation; or

               (j) Failure by any Borrower to maintain and to continue to maintain any Loan or other credit facility that any of them may now or hereafter have with the Bank; or

               (k) The Bank believes that any material adverse change in the assets, liabilities, financial condition or business of any Borrower has occurred since the date of any financial statements delivered to the Bank before or after the date of this Agreement;

               (l) If at any time the Bank reasonably believes in good faith that the prospect of payment of any obligation or the performance of any agreement of any Borrower is impaired, or there is such a change in the assets, liabilities, financial condition or business of any Borrower as the Bank reasonably believes in good faith impairs the Bank's security (if any) or increases its risk of non-collection; or

               (m) Any Projection delivered to the Bank projects that a Default will exist at some date covered by the Projections should the Projections prove to be accurate.

          9.2 REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, the availability of advances hereunder and under the Line of Credit shall, at the option of the Bank, be deemed to be automatically terminated and the Bank, at its option, may declare the principal balance of one or more or all of the Loans outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and obligations of each Borrower to the Bank to be accelerated and forthwith due and payable, whereupon the same shall become forthwith due and payable; all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by each Borrower.

          9.3 ADDITIONAL REMEDIES. In addition to any and all other rights available to the Bank pursuant to any agreement, or Loan Document, the Bank shall have all rights and remedies available to it at law or in equity or by statute or by any other provision of law.

          9.4 CUMULATIVE NATURE OF REMEDIES.

               (a) The rights and remedies of the Bank set forth in this Section 9 or any similar rights and remedies set forth in the Loan Documents upon the occurrence of an Event of Default to declare all or any portion of any Loans due the Bank to be immediately due and payable and to treat all or any of the Loan Documents as being in default are in addition to and not in derogation of the Bank's right under any demand note or demand instrument constituting one of the Loan Documents to demand payment at any time without default hereunder or thereunder and thereafter to exercise any of the Bank's other rights and remedies.

               (b) No right or remedy available to the Bank is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder in the other Loan Documents or now or hereafter existing at law or in equity or by statute or by any other provision of law.

     10. LIEN AND SET OFF. Each Borrower hereby give the Bank a lien and right of set off for each and all of Borrowers' liabilities and obligations upon and against all the deposits, credits, collateral and property of each Borrower now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of any Borrower even though unmatured. The foregoing rights of the Bank shall be independent of any other set-off rights of the Bank.

     11. MISCELLANEOUS.

          11.1 JOINT AND SEVERAL OBLIGATIONS; CERTAIN WAIVERS.

               (a) This Agreement shall be the joint and several obligation of each Borrower (if there be more than one) and each provision of this Agreement shall apply to each and all jointly and severally and to the property and liabilities of each and all, all of whom hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of dishonor, and who hereby agree to any extension or delay in the time for payment or enforcement, to renewal of any Loan and to any substitution or release of any collateral or guaranty all without notice and without any effect on their liabilities. Any delay on the part of the Bank in exercising any right hereunder or under any other Loan Document which may secure any Loan shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent occasion. The Bank may revoke any permission or waiver previously granted to any Borrower such revocation to be effective whether given orally or in writing. The rights and remedies of the Bank shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any other Loan Document and under all applicable laws.

               (b) THE BANK AND THE BORROWERS IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK AND THE BORROWERS IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

               (c) BORROWERS ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION.

          11.2 NOTICES. All notices, requests or demands to or upon a party to this Agreement shall be given or made by the other party hereto in writing, in person or by depositing in the mails postage prepaid, return receipt requested addressed to the addressee at the address set forth herein as the Borrower's respective chief executive office or to such other addresses as such addressee may have designated in writing to the other party hereto. No other method of giving any notice, request or demand is hereby precluded.

          11.3 EXPENSES; ADDITIONAL DOCUMENTS. The Borrowers will pay all expenses arising out of the preparation, administration, amendment, waiver, modification, protection, collection and/or other enforcement of this Agreement, or any other Loan Document, or of any Collateral or security interest now or hereafter granted to secure the Loans or mortgage, security interest or lien granted hereunder or under any other Loan Document (including, without limitation, counsels' fees). The Borrowers will permit the Bank or its agents to enter its property, appraise assets now or hereafter constituting Collateral for the Obligations, audit the Borrowers' books and records from time to time and the Borrowers shall reimburse the Bank upon demand for the costs thereof provided that absent a Default any audit or appraisal performed within 9 months of the most recent Bank audit or appraisal as applicable shall be at the Bank's expense. The Borrowers will, from time to time, at its expense, execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and future action as the Bank shall request in order to effect and confirm or vest more securely all rights contemplated by this Agreement or any other Loan Document.

          11.4 SCHEDULE A. Schedule A which is attached hereto are and shall constitute a part of this Agreement.

          11.5 MASSACHUSETTS LAW; CONSENT TO JURISDICTION. This Agreement and the other Loan Documents shall take effect as sealed instruments and such Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the laws of Massachusetts. Each Borrower agree that the execution of this Agreement and the other Loan Documents and the performance of the Borrowers' obligations hereunder and thereunder shall be deemed to have a Massachusetts situs and the Borrowers shall be subject to the personal jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any action the Bank or its successors or assigns may commence hereunder or thereunder. Accordingly, the Borrowers hereby specifically and irrevocably consent to the jurisdiction of the courts of the Commonwealth of Massachusetts with respect to all matters concerning this Agreement, the other Loan Documents, the Notes or the enforcement of any of the foregoing.

          11.6 SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until all amounts payable on account of all Loans, the Loan Documents and this Agreement shall have been indefeasibly paid in full and this Agreement has been terminated.

          11.7 INTEGRATION; SEVERABILITY; SUCCESSORS. This Agreement is the final, complete and exclusive statement of the terms governing this Agreement. If any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected. The provisions of this Agreement shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Bank, its successors and assigns.

          11.8 DETERMINATIONS AS TO COMPLIANCE. All documents and assurances of any type related to the fulfillment of any condition or compliance with any provision hereof or of any other Loan Document and all other matters related to the Loans are subject to the prior approval and satisfaction of the Bank, its counsel and other consultants.

          11.9 TERMINATION OF THIS AGREEMENT; RECAPTURE CLAIM.

               (a) Other than those Obligations which by the terms of this Agreement or any other Loan Document are to survive any such termination, this Agreement shall terminate upon the written agreement of the parties hereto to the termination of any privilege of the Borrowers to take advances under the Line of Credit and full, final and indefeasible payment of all amounts with respect to all Loans or otherwise due hereunder and under the other Loan Documents.

               (b) Notwithstanding any other provision of this Agreement or of any other Loan Document, if after receipt of any payment of all or any part of the Obligations, the Bank, for any reason, including the settlement of any claim, surrenders such payment to any person or entity because such payment is determined or claimed to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason (any such claim herein a "Recapture Claim"), this Agreement and the other Loan Documents shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Bank harmless for, the amount of such payment so surrendered until the Bank shall have been finally and indefeasibly paid in full. For all purposes of this Agreement and the other Loan Documents, for so long as the payment of any Obligation may be subject to any potential Recapture Claim, during the pendency of any actual Recapture Claim and upon the surrender of any such payment, the Bank's rights and remedies shall be the same as if the payment subject to any such Recapture Claim had never been made. As used in this Agreement and the other Loan Documents, the term "indefeasible" and its derivatives shall mean and imply that the payment or performance of the Obligation referred to shall no longer be subject to any actual or potential Recapture Claim. The foregoing shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment or performance, including without limitation any release or discharge of any Collateral, and any such contrary action so taken shall be without prejudice to the Bank's rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or performance having become final and indefeasible.

          11.10. PAYMENT AND PAYMENT DATES.

               (a) All payments owing by the Borrowers to the Bank under any Loan Document shall be made in lawful money of the United States in immediately available funds.

               (b) Dates upon which payments are to be made by the Borrowers to the Bank under the Loan Documents shall be adjusted using the "Modified Following Business Day Convention" as hereafter defined. "Modified Following Business Day Convention" shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term, "Modified Following Business Day Convention", and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

          11.11 PLEDGE TO FEDERAL RESERVE BANKS. The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of any note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
     341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

          11.12 REPLACEMENT NOTES AND SECURITY DOCUMENTS. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation, of the Note or any other Loan Document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

     12. MULTIPLE BORROWERS.

               (a) Any certificate, instruction, instrument or request executed or made by any Borrower to the Bank including without limitation any Covenant Compliance Certificate or request for advances under any Loan may be relied upon by the Bank and shall be binding upon all Borrowers to the same extent as if they had each separately executed or made it and the Bank may consider and rely on the requests, representations, statements and covenants contained in such certificate, instruction or instrument or request as the representation, statements and covenants of all Borrowers even though executed by less than all of the Borrowers.

               (b) The Borrowers understand and agree that, with or without notice to any one Borrower, the Bank may (i) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (ii) with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (iii) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (iv) release, substitute, agree not to use, or deal with any one or more of Borrowers on any terms or in any manner Bank may choose; (v) determine how, when and what application of payments and credits shall be made on any indebtedness; (vi) apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine;
          (vii) sell, transfer, assign or grant participations in all or compromise any part of the Loan; (viii) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (ix) settle or compromise any indebtedness; and (x) subordinate the payment of all or any part of any of Borrower's indebtedness to lender to the payment of any liabilities which may be due the Bank or others.

     Executed as a sealed instrument as of the date first recited above.

                                             MATEC Corporation


                                             By: /s/ Michael J. Kroll

/s/  Ted Valpey, Jr.
--------------------
Witness                                      Valpey Fisher Corporation

/s/ Ted Valpey, Jr.                          By: /s/ Michael J. Kroll
------------------                               --------------------
Witness
                                             First Massachusetts Bank, N.A.


/s/ Ted Valpey, Jr.                          By: /s/ Daniel F. Shimkus, Jr.
-------------------                              --------------------------
Witness                                                         Vice President

                                   SCHEDULE A
                                TO LOAN AGREEMENT
                             DATED FEBRUARY __, 2001
                                     BETWEEN
                         FIRST MASSACHUSETTS BANK, N.A.
                                       AND
                              MATEC CORPORATION AND
                            VALPEY FISHER CORPORATION

         For all purposes hereof, unless the context requires otherwise, all capitalized and other terms which are defined in the Loan Agreement shall have the meanings set forth therein.

         A. LOAN DOCUMENTS The Loan Documents in effect as of the date of the Loan Agreement include but are not limited to the following (See Section 1 of Agreement):

         1.       This Loan Agreement;

         2. $1,250,000.00 Demand Revolving Line of Credit Promissory Note (the "Line Note");

         3.       $2,000.000.00 Commercial Term Promissory Note (the "Term
                  Note");


         B.  AUDITED DESCRIPTION OF FINANCIAL STATEMENTS (See Section 4.3 of
Agreement:

         Audited consolidated Financial Statements for MATEC Corporation and Valpey Fisher Corporation prepared by _________________________________________
for the fiscal year ending December 31, 1999; and internally prepared financial statements for MATEC Corporation and Valpey Fisher Corporation for the fiscal quarter ending October 1, 2000.

         C. LIABILITIES NOT DISCLOSED IN FINANCIAL STATEMENTS (See Section 4.3 of Agreement):
         None

         D.  LITIGATION, PENDING OR THREATENED (See Section 4.6 of Agreement):
         None

         E.  SHAREHOLDERS; DIRECTORS; OFFICERS.  (See Section 4.7 of Agreement)

Schedule A Continued    - 2 -

                              (1) MATEC CORPORATION

================================================================================

                                    DIRECTORS
================================================================================

         NAME                                     ADDRESS
================================================================================

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------

================================================================================



================================================================================

                                    OFFICERS
================================================================================

         NAME                      ADDRESS                          TITLE

================================================================================

------------------------- -------------------------------- ---------------------

------------------------- -------------------------------- ---------------------

------------------------- -------------------------------- ---------------------

------------------------- -------------------------------- ---------------------

------------------------- -------------------------------- ---------------------

------------------------- -------------------------------- ---------------------

================================================================================

                          (2) VALPEY FISHER CORPORATION

================================================================================

                                  SHAREHOLDERS
================================================================================
       NAME                    ADDRESS                           PERCENTAGE
                                                                  INTEREST
===================== =================================== ======================
MATEC Corporation     75 South Street, Hopkinton, MA                100%
--------------------- ----------------------------------- ----------------------

================================================================================

Schedule A Continued    - 3 -



================================================================================

                                    DIRECTORS
================================================================================
     NAME                                  ADDRESS

============================ ===================================================

---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------

============================ ===================================================



================================================================================

                                    OFFICERS
================================================================================
     NAME                                 ADDRESS

========================= ======================================================

------------------------- ------------------------------------------------------

------------------------- ------------------------------------------------------

================================================================================


         F. SUBSIDIARIES, AFFILIATES AND TRADE NAMES - list name and state of organization of each Subsidiary and Affiliate (See Section 4.7 of Agreement) and percentage ownership if less than 100% and list each Trade Name used by Borrower (See Section 4.13 of Agreement):

         Valpey Fisher Corporation is the wholly owned subsidiary of MATEC Corporation.

         G. PATENTS AND TRADEMARKS - list all patents and trademarks and pending applications for either (See Section 4.16 of Agreement):

         (1)  trademarks

         (2)  Patents:

         H.  USE OF LOAN PROCEEDS.

         1. Proceeds of the Line of Credit are to be used to payoff and terminate the existing credit facilities with Fleet National Bank and UniBank for Savings, and expenses and costs associated with the Line of Credit and Term Loans with First Massachusetts Bank, N.A. (including without limitation the Bank's legal costs and expenses) and for working capital including without limitation those purposes and payees set forth in the Authorization to Disburse dated this day.

Schedule A Continued    - 4 -

         2. Proceeds of the Term Loan are to be used to finance the purchase of machinery and equipment.

         I.  ENCUMBRANCES NOT OTHERWISE DISCLOSED (See Section 4.11 of
         Agreement):

             None

         J. PLACES OF BUSINESS/OWNERS OF RECORD (See Sections 4.13 and 6.11 of Agreement):

Places of business and locations of assets.

         For both Borrowers

1.  CHIEF EXECUTIVE OFFICE AND PRINCIPAL        OWNER OF RECORD AND MORTGAGEES
     PLACE OF BUSINESS

         75 South Street
         Hopkinton, Massachusetts

2.  OTHER PLACES OF BUSINESS          OWNER OF RECORD AND MORTGAGEES
     AND COLLATERAL LOCATIONS


         K.  OTHER FINANCIAL REPORTS.  (See Section 6.2 of Agreement).

             None

         L.  OTHER PERMITTED LIENS.  (See Section 7.1) of Agreement)

             None

         M.  OTHER PERMITTED INDEBTEDNESS.  (See Section 7.2 of Agreement)

             None

         N.  OTHER FINANCIAL COVENANTS.  (See Section 8 of Agreement).

             None